Exhibit (a)

DIAGEO PLC

AND

CITIBANK, N.A

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated ________, 2013

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated _______, 2013 (the “Deposit Agreement”) among DIAGEO PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), CITIBANK, N.A, a national banking association organized under the laws of the United States of America (the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (each such term as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Company and The Bank of New York Mellon (the “Original Depositary”) previously entered into a Third Amended and Restated Deposit Agreement, dated as of February 24, 2011 (the “Original Deposit Agreement”) ; and

WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and to appoint the Depositary as depositary in respect of the American Depositary Shares to be issued or to remain outstanding pursuant to this Deposit Agreement; and

WHEREAS, the Company desires to provide, as set forth in this Deposit Agreement, for the deposit of the Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of Receipts (as hereinafter defined) evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary in respect of the American Depositary Shares to be issued or to remain outstanding pursuant to this Deposit Agreement; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Original Deposit Agreement is hereby amended and restated as follows:

1.   DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

1.1           Affiliate.

The term “Affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

1.2           American Depositary Shares and ADS(s).

The term “American Depositary Shares” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Owners and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if applicable, the Receipts issued hereunder to evidence such ADSs.  Each American Depositary Share shall represent the right to receive, and to exercise the beneficial ownership interests in four Shares that are on deposit with the Depositary and/or Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and, if applicable, the Receipt(s) evidencing the ADSs, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional ADSs are not issued, and thereafter each American Depositary Share shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject in each case to the terms and conditions of the Deposit Agreement, if applicable, and the Receipt(s) evidencing the ADSs.  American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of “Owners” or “Beneficial Owners” (each as defined in the Original Deposit Agreement) shall not become effective as to such “Owners” and “Beneficial Owners” of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by the Deposit Agreement shall have been given to such “Owners” of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

1.3           Article; Section.

Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections”, such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

1.4           Beneficial Owner.

The term “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS.  Notwithstanding anything else contained in the Deposit Agreement, any Receipt or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Owners and Beneficial Owners of the corresponding ADSs.  The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Owners and Beneficial Owners of ADSs.  The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.  The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Owners of such ADSs, by the Owners of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Owners and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the Receipt(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Owner of such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Owner of the ADSs owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, an Owner shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.  Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

1.5           Company.

The term “Company” shall mean Diageo plc, a public limited company incorporated under the laws of England and Wales, and its successors.

1.6           Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

1.7           Custodian.

The term “Custodian” shall mean (i) as of the date hereof, Citibank, N.A. (London Branch), having its principal office at 25 Molesworth Street, Lewisham, London SE137EX, as the custodian of Deposited Property for the purposes of the Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Property pursuant to the Deposit Agreement, and (iii) any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder.  The term “Custodian” shall mean any Custodian individually or all Custodians collectively, as the context requires.

1.8           Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement,  as the same may be amended from time to time in accordance with the provisions hereof.

1.9           Depositary; Principal Office.

The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.  “Principal Office”  shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

1.10           Deposited Securities.

The term “Deposited Securities” as of any time shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Deposit Agreement and constituting Deposited Property.

1.11           Deposited Property.

The term “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.5.  All Deposited Property shall be held by Custodian, the Depositary and their respective nominees for the benefit of the Owners and Beneficial Owners of the ADSs representing the Deposited Property.  The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees.  Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.  Notwithstanding the foregoing, the collateral delivered in connection with Pre-Release transactions described in Section 2.9 shall not constitute Deposited Property. Notwithstanding anything else contained herein, the securities, cash and other property delivered to the Custodian and the Depositary in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Property hereunder in all respects.

1.12           Dollars; Pounds; Pence.

The term “Dollars” shall mean United States dollars.  The terms “pounds” and “pence” shall mean the lawful currency of the United Kingdom.

1.13           DTC

The term “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

1.14           DTC Participant

The term “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.  A DTC Participant may or may not be a Beneficial Owner.  If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

1.15           Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

1.16           Original Deposit Agreement

The term “Original Deposit Agreement” shall have the meaning given to it in the preamble.

1.17           Original Depositary

The term “Original Depositary” shall have the meaning given to such term in the preambles to the Deposit Agreement.

1.18           Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

1.19           Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing the American Depositary Shares.  Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as Receipts issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

1.20           Registrar.

The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

1.21           Restricted Securities.

The term “Restricted Securities” shall mean Shares, Deposited Securities, American Depositary Shares or Receipts representing such American Depositary Shares, which are acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other Affiliate of the Company, or which would require registration under the Securities Act of 1933 in connection with the offer or sale thereof in the United States, or which are otherwise subject to restrictions on sale or deposit under the laws of the United States or the United Kingdom, or under a shareholder agreement or the Articles of Association of the Company.

1.22           Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

1.23           Shares.

The term “Shares” shall mean Ordinary Shares in registered form of the Company heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

2.   FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF ADSs.

2.1           Appointment of Depositary; Form and Transferability of Receipts.

(a)           Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Deposited Property and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable Receipts.  Each Owner and each Beneficial Owner, upon acceptance of any American Depositary Share (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold, from and after the date hereof, any American depositary share issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), and to adopt any and all procedures necessary to comply with applicable law, in each case, to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(b)           Form.  Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

(c)           Legends.  The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may reasonably be required by the Depositary, after consultation with the Company, in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any recognized usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(d)           Title.  Title to a Receipt (and to the American Depositary Share(s) evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable upon the same terms as a certificated security under the laws of the State of New York and title to any uncertificated American Depositary Share(s), when accompanied by proper instruments of transfer, shall be transferable upon the same terms as an uncertificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

(e)           Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs for book-entry settlement through DTC.  All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”).  As such, the nominee for DTC will be the only “Owner” of all ADSs held through DTC.  Unless issued by the Depositary as uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more Receipt(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued to DTC hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of, and exercise of any rights in respect of, such ownership will be effected only through, records maintained by, and procedures promulgated by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

2.2           Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder.  Every deposit of Shares shall be accompanied by the following:  (A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, and (ii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Registrar or of  the relevant book-entry transfer system, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law and (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited.  No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the United Kingdom which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument reasonably satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates representing, or evidences of the right to receive, Shares to be deposited, together with any other documents and payments required under this Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for or evidence or evidences of the right to receive Shares to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates or evidence or evidences of the right to receive to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

The Depositary agrees to cause the Custodian to place all Shares deposited under this Agreement and any other Deposited Securities held under this Agreement into segregated accounts separate from any Shares or other securities that may be held by the Custodian under any other depositary receipt facility.

Notwithstanding anything else contained in the Deposit Agreement, any Receipt(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities.  Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Property, in each case only on behalf of the Owners and Beneficial Owners of the ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the Receipt(s) representing the ADSs.  The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Property on behalf of the Owners and Beneficial Owners of ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the Receipt(s) representing such ADSs, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

2.3           Issuance and Delivery of ADSs.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its reasonable discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall, as promptly as practicable, notify the Depositary of such deposit and the person or persons to whom or upon whose written order the corresponding ADSs are deliverable in respect thereof and, if applicable, the Receipt(s) to be issued to evidence such ADSs.  Such notification shall be made by letter, first class airmail postage prepaid or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, issue and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, the corresponding ADSs registered in the name or names requested by such person or persons, and, if applicable, issue Receipt(s) to evidence such ADSs, but only upon payment to the Depositary of the fees and charges of the Depositary for the issuance and delivery of such ADSs as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities, including those payable as provided in Section 3.2.

2.4           Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt at any of its designated transfer offices by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall, as promptly as practicable, execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts at any of its designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon the request or with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts, but only to the extent that the Depositary would be entitled to require such evidence under this Agreement, and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company.  Each Registrar, co-registrar or co-transfer agent appointed under this Section 2.4 or Section 5.1 (other than Citibank, N.A.) shall give notice in writing to the Company and the Depositary accepting such appointment.

2.5           Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

The Owner of ADSs shall be entitled to delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the Receipts delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs and of the Deposit Agreement.

Thereupon the Depositary shall direct the Custodian to deliver as promptly as practicable at the Custodian’s designated office, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares, except that the Depositary may make delivery as promptly as practicable to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Owner so surrendering ADSs, and for the account of such Owner, the Depositary shall direct the Custodian to forward as promptly as practicable (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery as promptly as practicable at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

2.6           Limitations on Execution and Delivery, Transfer and Surrender of ADSs.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS or withdrawal of any Deposited Property, the Depositary, the Company, Custodian or Registrar may require payment from the depositor of Shares (other than the Company) or the presentor of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge (including, without limitation, any amount in respect of any applicable stamp duty or stamp duty reserve tax) and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed, in good faith, necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of the Company’s Articles of Association or of applicable law or regulation or of any government or governmental body or commission, or any securities exchange on which the ADSs may be listed or under any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, or any meeting of shareholders of the Company, or for any other reason, subject to the provisions of Section 7.7 hereof.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will use its best efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States and the United Kingdom.

2.7           Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Owner’s ownership thereof.

2.8           Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled in accordance with Section 2.10.

2.9           Pre-Release of ADSs.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.3 hereof, issue and deliver ADSs prior to the receipt of Shares pursuant to Section 2.2 (“Pre-Release”).  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of ADSs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADS has been Pre-Released.  The Depositary may receive ADSs in lieu of Shares in satisfaction of a Pre-Release.  Notwithstanding any provision to the contrary herein, neither the Depositary nor the Custodian shall deliver Shares in any manner or otherwise permit Shares to be withdrawn from the facility created by this Agreement, except upon the receipt and cancellation of ADSs.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADSs are to  be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or ADSs to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ADSs, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it reasonably deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to PreRelease transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or ADSs upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

2.10           Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all ADSs surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

2.11           Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b)           (i)  The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at DTC, designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)          The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)           The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)           (i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)          In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

2.12           Escheatment.

In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of Depositary and has not been claimed by the Owner thereof or cannot be delivered to the Owner thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

2.13           Restricted ADSs.

The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Shares in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”).  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable Receipt (if issued as a certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the Receipts evidencing such Restricted ADSs, the “Restricted ADRs”).  Notwithstanding anything contained in this Section 2.13, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate.  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws.  The depositors of such Restricted Shares and the Owners of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as certificated ADSs), or to be included in the statements issued from time to time to Owners of uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn.  The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release transactions.  The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs.  The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Owner thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Owner thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer.  Except as set forth in this Section 2.13 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.13) and (b) the terms of (i) this Section 2.13 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.13 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If Restricted ADRs, Restricted ADSs and/or Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that such Restricted ADRs, Restricted ADSs and/or Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to such Restricted ADRs, Restricted ADSs and/or Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.13 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.13 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release transactions and for inclusion in the applicable book-entry settlement systems.

3.   CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF ADSs.

3.1           Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of ADSs may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of ADSs, Deposited Securities or other securities, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary reasonably may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Company’s and the Depositary’s satisfaction.

3.2           Liability of Owner or Beneficial Owner for Taxes.

If any tax (including, without limitation, any amount in respect of any applicable stamp duty or stamp duty reserve tax or any successor tax thereto) or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Receipt, ADS or any Deposited Property, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner to the Depositary for its benefit or for the benefit of the Custodian, as the case may be.  The Depositary may refuse, or will refuse if so instructed by the Company, to effect any transfer of such Receipt, ADS or any withdrawal of Deposited Property represented by ADSs until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Property represented by the ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such ADS shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.

3.3           Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do, (ii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (iii) the Shares presented for deposit have not been stripped of any rights or entitlements.  Every such person (other than the Company) shall also be deemed to represent that such Shares, the American Depositary Shares representing such Shares, and the Receipts evidencing such American Depositary Shares are not Restricted Securities (except as contemplated in Section 2.13)..  Such representations and warranties shall survive the deposit of Shares and issuance of ADSs and Receipts.

3.4           Disclosure of Beneficial Ownership.

Notwithstanding any other provision of this Deposit Agreement to the contrary, each Owner and Beneficial Owner of ADSs agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the United Kingdom Disclosure and Transparency Rules (as amended from time to time and including any statutory modification or re-enactment thereof, the “DTRs”) or the Company’s Memorandum and Articles of Association, as amended from time to time.  Each Owner and Beneficial Owner of ADS acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares that the non-complying Owner or Beneficial Owner holds as shareholder or holds or is deemed to hold through his direct or indirect holding of financial instruments, as provided in the DTRs and the Company’s Memorandum and Articles of Association, as amended from time to time (including, without limitation, the withdrawal of voting rights or, in certain circumstances, in relation to the non-complying Owner, the withholding of any payments, including dividends and payments of a capital nature, in respect of those Shares, voiding any transfers of those Shares, prohibiting the issuance of additional shares by way of rights or bonus entitlement in respect of those Shares and the nullification of any agreement to effect any of the acts subject to the restrictions by virtue of the sanctions).

In addition, each Owner and Beneficial Owner of ADSs agrees to comply with the provisions of the DTRs with regard to the notification to the Company of holdings in Shares, which currently provide, inter alia, that any holder of Shares or other person who holds or is deemed to hold through his direct or indirect holding of financial instruments (within the meaning of the DTRs) 3% or more of the outstanding Shares, or is aware that another person for whom it holds such Shares  directly or indirectly has a holding of that amount, must within two United Kingdom trading days after acquiring that holding or becoming so aware (and thereafter in certain circumstances upon any change in that holding amounting to at least one percent (1%) of the outstanding Shares) notify the Company as required by the DTRs.  Each Owner and Beneficial Owner of ADSs acknowledges that it understands that failure to comply with the DTRs in this regard may similarly result in the imposition of the sanctions described in the first paragraph of this Section 3.4.

In the event that the Company determines that there has been a failure to comply with a Disclosure Notice with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the DTRs by a court or regulatory body of competent jurisdiction or pursuant to the Company’s Memorandum and Articles of Association by the Company, the Company shall so notify the Depositary, giving full details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities.  Except as prohibited by applicable law, the Depositary agrees to use reasonable efforts to comply with any such instructions requesting that the Depositary take the reasonable and practicable actions specified therein to apply such sanctions.

If the Company requests information from the Depositary or the Custodian, as the registered holders of Shares, pursuant to the Company’s Memorandum and Articles of Association or the DTRs, the Depositary agrees to use, and to cause the Custodian to use, reasonable efforts to comply with any reasonable instructions received from the Company requesting the Depositary to take the reasonable actions specified therein to obtain such information.

4.   THE DEPOSITED SECURITIES.

4.1           Cash Distributions.

Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish an American Depositary Share record date upon the terms described in Section 4.6.  As promptly as practicable following receipt by the Depositary or the Custodian of any cash dividend or other cash distribution on any Deposited Securities, or of proceeds from the sale of any Deposited Property held in respect of American Depositary Shares under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the Depositary (pursuant to Section 4.5), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.5), (ii) if applicable and unless previously established, establish the American Depositary Share record date upon the terms described in Section 4.6, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Owners entitled thereto as of the American Depositary Share record date in proportion to the number of American Depositary Shares  held as of the American Depositary Share record date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Owners on the American Depositary Shares shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of ADSs.

4.2           Distributions Other Than Cash, Shares or Rights.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than a distribution described in Sections 4.1, 4.3 or 4.4, the Company shall give notice thereof to the Depositary at least sixty (60) days prior thereto, or within such other time period agreed to by the Company and the Depositary, and shall indicate whether or not it wishes such distribution to be made to Owners of ADSs.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Owners of ADSs, subject to the provisions of Section 4.11 and Section 5.9, the Depositary shall, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed pro rata to the Owners entitled thereto, after deduction or upon payment of fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary or the Company reasonably deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution to Owners as a group, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no distribution to Owners pursuant to this Section 4.2 shall be unreasonably delayed by any action of the Depositary or any of its agents.

4.3           Distributions in Shares.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give  notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice from the Company, the Depositary shall establish the American Depositary Share record date upon the terms described in Section 4.6.  As promptly as practicable following receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9, distribute to the Owners as of the American Depositary Share record date in proportion to the number of American Depositary Shares held as of the American Depositary Share record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) payment of the applicable fees and charges of, and expenses incurred by, the Depositary and (b) withholding of any applicable taxes), or (ii) if additional American Depositary Shares are not so distributed, take all actions necessary so that each American Depositary Share issued and outstanding after the American Depositary Share record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld).  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1; provided, however, that no distribution to Owners pursuant to this Section 4.3 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

4.4           Rights.

Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Owners of American Depositary Shares.  Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making rights available to any Owners or in disposing of such rights on behalf of any Owners and making, as promptly as practicable, the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner, as promptly as practicable, only upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited, as promptly as practicable, pursuant to Section 2.2 of this Deposit Agreement, and shall, as promptly as practicable, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver ADSs to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such ADSs shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and practicable to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or practicably make such rights available, and allocate the net proceeds of such sales (net of the fees and charges of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 hereof.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act; provided, that, nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of ADSs requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owner in particular.

4.5           Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be promptly distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other equitable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADS or otherwise and shall be net of any reasonable expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, as promptly as practicable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law convertible in whole or in part on a reasonably practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary cannot be obtained in a reasonable amount of time, or if any such approval or license is not obtained within a reasonable period as reasonably determined by the Depositary, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and, to the extent permitted by applicable law, transfer such Dollars to the United States for distribution as promptly as practicable in accordance with the first paragraph of this Section 4.5 and (b) as to the inconvertible balance, if any, (i) if requested by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to such Owner and (ii) if not so requested by an Owner, may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

4.6           Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever reasonably requested by the Company, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions and to act in respect of any other such matter.

4.7           Voting of Deposited Securities.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company the Depositary shall, as soon as practicable thereafter, distribute to the Owners as of the applicable ADS record date a notice, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given , including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the English law and the Articles of Association as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders is by show of hands unless a poll is demanded.  The Depositary will not join in demanding a poll, whether or not requested to do so by Owners of American Depositary Shares.  Under the Articles of Association, a poll may be demanded by the chairman of the meeting.

Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Deposited Securities.  Upon the timely receipt from an Owner of American Depositary Shares as of the American Depositary Shares record date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Owner’s American Depositary Shares as follows:  (i) in the event voting takes place at a shareholders’ meeting by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of Owners of American Depositary Shares who provided voting instructions and (ii) in the event voting takes place at a shareholders’ meeting by poll, the Depositary will instruct the Custodian to vote the Deposited Securities in accordance with the voting instructions received from the Owners of American Depositary Shares, including any instruction to abstain from voting.  If the Depositary does not receive instructions from an Owner as of the American Depositary Shares record date on or before the date established by the Depositary for such purpose (the “Instruction Date”) and voting is by poll, such Owner shall be deemed, and the Depositary shall (unless otherwise specified in the notice distributed to Owners) deem such Owner, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary, and the Depositary shall not itself vote, with respect to any matter to be voted upon as to which the Company informs the Depositary that (A) the Company does not wish such proxy to be given, (B) substantial opposition exists, or (C) such matter prejudices any substantial existing rights of holders of Shares or Other Deposited Securities.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by American Depositary Shares, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein.  If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s American Depositary Shares, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.  Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Owners as of the American Depositary Shares record date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate applicable U.S. laws.  The Company agrees to take any and all actions reasonably necessary and as permitted by English law to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

Although the Depositary shall endeavor, insofar as practicable, to deliver the notice described in the preceding paragraphs reasonably in advance of the Instruction Date, there can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraphs sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraphs.

4.8           Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, scheme of arrangement, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Property under this Deposit Agreement, and American Depositary Shares shall thenceforth represent in addition, as the case may be, to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence and provided that upon any combination or consolidation of the Deposited Securities, the aggregate amount of American Depositary Shares representing the aggregate amount of Deposited Securities shall be reduced to the extent required in the reasonable judgment of the Company after consultation with the Depositary to maintain the then existing ratio of American Depositary Shares to ADSs.  In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities, and negotiate in good faith to agree any necessary amendment to this Deposit Agreement to give effect to this Section 4.8.

4.9           Reports.

The Depositary shall make available for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.  The Depositary shall also, upon written request, send to the Owners copies of such reports furnished by the Company pursuant to Section 5.6.

4.10           Lists of Owners.

As promptly as practicable upon request by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date or such earlier date as specified by the Company if possible, of the names, addresses and holdings of American Depositary Shares by all Owners.

4.11           Withholding.

In connection with any distribution to Owners, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be actually withheld and owing to such authority or agency by the Company, and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such reasonable manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall, as promptly as practicable, distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary agrees to use its commercially reasonable best efforts to make and maintain arrangements from time to time to enable persons that are considered United States residents for purposes of applicable law to receive any rebates, tax credits or other benefits (pursuant to treaty or otherwise) relating to distributions on the American Depositary Shares to which such persons are entitled; provided, however, that the Depositary shall not be required to follow any procedures, or participate in any arrangements relating to the refund of withholding tax if it determines in good faith in consultation with the Company that its participation in the refund process is no longer lawful or practicable.

5.   THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

5.1           Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of ADSs and, if applicable, Receipts evidencing ADSs so issued, in each case in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration and transfers of ADSs and, if applicable, Receipts evidencing ADSs, which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the ADSs.

The Company shall have the right to inspect at all reasonable times transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

The Depositary may close the transfer books, at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties hereunder, and shall do so at the reasonable request of the Company; provided, that any such closing of the transfer books shall be subject to the provisions of Section 2.6 hereof, which limit the suspension of withdrawals of Shares.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or upon the request or with the approval of the Company appoint a Registrar or one or more co-registrars for registry of such ADSs in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

5.2           Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any ADS, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any ADS by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, or the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

5.3           Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners of ADSs, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner of any ADS (including, without limitation, liability with respect to the validity or worth of the Deposited Property), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or  after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

5.4           Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use all reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), shall duly assign, transfer and deliver all Depositary’s right, title and interest in the Deposited Property to such successor, and shall deliver to such successor a list of the Owners of all outstanding ADSs.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

5.5           The Custodian.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (which approval shall not be unreasonably withheld), each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, approved by the Company (which approval shall not be unreasonably withheld), which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Property held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each custodian appointed hereunder (other than Citibank, N.A. (London Branch)) shall deliver to the Depositary and the Company, forthwith upon its appointment, a notice accepting such appointment satisfactory in form and substance to the Depositary.  The Depositary shall, as promptly as practicable, give notice in writing to all Owners of the name and location of the Custodian upon the appointment of any change in Custodian.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

5.6           Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the prompt transmittal to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the transmittal, as promptly as practicable, of copies of such notices, reports and communications to all Owners or, at the request of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such distribution or otherwise make such documents available to Owners in accordance with the foregoing.

5.7           Issuance of Additional Shares, Rights, etc.

The Company agrees that in the event of (1) any issuance or distribution of additional Shares, (2) any issuance or distribution of rights to subscribe for Shares, (3) any issuance or distribution of securities convertible into Shares, (4) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of Deposited Securities, merger or consolidation in which Deposited Securities will become or be exchanged for securities of a person other than their issuer or transfer of assets of the issuer of such Deposited Securities in consideration of the issuance of securities of the recipient or any of its affiliates, (5) a distribution of securities other than Shares (each a “Transaction”),  the Company will, if required in the reasonable judgment of the Depositary, promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Transaction requires a registration statement under the Securities Act of 1933 to be in effect (i) for each of the Transactions referred to in (1), (2), (3) and (5) above, prior to making the securities to be distributed in such Transaction available to Owners entitled thereto, and (ii) for any Transaction described in (4) above, prior to the solicitation of the vote on such Transaction described in (4) above.  If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary written evidence as to whether or not there is a Registration Statement in effect which will cover such Transaction.

Nothing in this Section 5.7 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to a Transaction or to endeavor to have any registration statement declared effective.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such Affiliate, unless a registration statement is in effect as to such Shares under the Securities Act of 1933, or an exemption from such registration requirement is, in the view of Company, available.

5.8           Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian (the “indemnified persons”) against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and Affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.9) of an ADS in accordance with Section 2.9 and which would not otherwise have arisen had such ADS not been the subject of a Pre-Release pursuant to Section 2.9; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had such ADS not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (a) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (b) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian, as long as the Custodian is an Affiliate of the Depositary, or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

5.9           Charges of Depositary.

The Owners, the Beneficial Owners, and persons depositing Shares or surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of American Depositary Shares for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the American Depositary Shares so issued are delivered (in the case of American Depositary Shares issuances) and to the person who delivers the American Depositary Shares for cancellation to the Depositary (in the case of American Depositary Shares cancellations).  In the case of American Depositary Shares issued or to be issued in the name of DTC or its nominee, the American Depositary Shares issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the American Depositary Shares from the Depositary or the DTC Participant(s) surrendering the American Depositary Shares to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by such DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the relevant DTC Participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Owners as of the applicable American Depositary Shares record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Owners as of the American Depositary Shares record date established by the Depositary.  For American Depositary Shares issued in the name of DTC or its nominee, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the relevant DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and such DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold American Depositary Shares.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the American Depositary Shares and Receipts issued or outstanding pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the American Depositary Shares and/or Receipts or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Company shall pay to the Depositary only such fees and charges and reimburse the Depositary for only such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

5.10           Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

5.11           Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Shares so long as Citibank, N.A. is acting as Depositary hereunder.

5.12           List of Restricted Securities Owners.

From time to time, upon the request of the Depositary the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list upon the request of the Depositary.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

5.13           Available Information.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission.  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission.

6.   AMENDMENT AND TERMINATION.

6.1           Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners.  Owners and Beneficial Owners of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided that any amendment which shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of holders or beneficial owners of American depositary shares issued under the Original Deposit Agreement shall not become effective as to ADSs or Receipts outstanding as of the date hereof until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to Owners of ADSs outstanding as of the date hereof.  Any further amendment of the Deposit Agreement that shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners shall not become effective as to ADSs or Receipts outstanding as of the date of such amendment until thirty (30) days after notice of such amendment shall have been given to Owners of ADSs.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

6.2           Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all ADSs then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all ADSs then outstanding if at any time 180 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a ADS will, upon (a) surrender of such ADS at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fees and charges of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time from the date of termination, the Depositary may sell the Deposited Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

7.  MISCELLANEOUS.

7.1           Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of an ADS during business hours.

7.2           No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

7.3           Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

7.4           Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of ADS from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

7.5           Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission confirmed by letter, addressed to Diageo plc, at Henrietta House, 8 Henrietta Place, London, W1G 0NB, England, Attention:  Company Secretary, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail, air courier, or cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 388 Greenwich St., New York, New York, 10013, U.S.A.  Attention:  Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if (a) personally delivered or sent by mail, air courier, or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for ADSs of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose.  Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners of ADSs held by such other Owners.

Delivery of a notice sent by mail, air courier, or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

7.6           Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.  Notwithstanding anything contained in the Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company hereby irrevocably designates, appoints and empowers Diageo North America, Inc. (the “Agent”) now at 801 Main Avenue, Norwalk, CT 06851 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company in any state or federal court as described in the first sentence of this paragraph, by service by mail of a copy thereof upon the Agent, with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, in any federal or state courts in the City of New York with respect to any matter arising out of, or in connection with, the Deposit Agreement.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.  The provisions of this Section 7.6 shall survive any termination of the Deposit Agreement, in whole or in part.

7.7           Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

7.8           Amendment and Restatement.

Promptly after the execution and delivery of the Deposit Agreement, the Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to the Deposit Agreement.  All Receipts issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto.  However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement  to all holders of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform holders of American depositary shares issued as “certificated American depositary shares” and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more Receipt(s) issued pursuant to the Deposit Agreement.

IN WITNESS WHEREOF, DIAGEO PLC and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof.

DIAGEO PLC By: ______________________ Name: Title: CITIBANK, N.A., as Depositary By: ______________________ Name: Title:

Exhibit A to Deposit Agreement

No.	____________________ AMERICAN DEPOSITARY SHARES (Each American Depositary Share representing four (4) deposited Shares)

CITIBANK, N.A.

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES

OF

DIAGEO PLC

(INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES)

Citibank, N.A., as depositary (hereinafter called the “Depositary”), hereby certifies that

, or registered assigns IS THE OWNER OF _____________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called “Shares”) of Diageo plc, incorporated under the laws of England and Wales (herein called the “Company”).  At the date hereof, each American Depositary Share (herein called “ADS”) represents four (4) Shares which are either deposited or subject to deposit under the deposit agreement with the Custodian, which as of the dare of execution of the Deposit Agreement is Citibank, N.A. (London Branch) (herein called the “Custodian”).  The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

THE DEPOSITARY’S PRINCIPAL OFFICE ADDRESS IS

388 Greenwich Street, New York, New York 10013

1.   THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated _________________, 2013 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such ADSs and held thereunder (such Shares, and securities are herein called “Deposited Securities” and, together with such property and cash, are herein called “Deposited Property”).  Copies of the Deposit Agreement are on file at the Depositary’s Principal Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  If any provisions of this Receipt are inconsistent with the terms of the Deposit Agreement, the Deposit Agreement shall control.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.   SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

The Owner of ADSs shall be entitled to delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the Receipts delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs and of the Deposit Agreement.

Thereupon the Depositary shall direct the Custodian to deliver as promptly as practicable at the Custodian’s designated office, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares, except that the Depositary may make delivery as promptly as practicable to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Owner so surrendering ADSs, and for the account of such Owner, the Depositary shall direct the Custodian to forward as promptly as practicable (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery as promptly as practicable at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.   TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt at any of its designated transfer offices by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall, as promptly as practicable, execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts at any of its designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon the request or with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts, but only to the extent that the Depositary would be entitled to require such evidence under the Deposit Agreement, and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company.  Each Registrar, co-registrar or co-transfer agent appointed under Section 2.4 or Section 5.1 of the Deposit Agreement (other than Citibank, N.A.) shall give notice in writing to the Company and the Depositary accepting such appointment.

4.   LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax (including, without limitation, any amount in respect of any applicable stamp duty or stamp duty reserve tax or any successor tax thereto) or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Receipt, ADS or any Deposited Property, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner to the Depositary for its benefit or for the benefit of the Custodian, as the case may be.  The Depositary may refuse, or will refuse if so instructed by the Company, to effect any transfer of this Receipt, ADS or any withdrawal of Deposited Property represented by ADSs evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Property represented by the ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such ADS shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.

5.   WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do, (ii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (iii) the Shares presented for deposit have not been stripped of any rights or entitlements.  Every such person (other than the Company) shall also be deemed to represent that such Shares, the American Depositary Shares representing such Shares, and the Receipts evidencing such American Depositary Shares are not Restricted Securities (except as contemplated in Section 2.13 of the Deposit Agreement).  Such representations and warranties shall survive the deposit of Shares and issuance of ADSs and Receipts.

6.   FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of ADSs may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of ADSs, Deposited Securities or other securities, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary reasonably may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Company’s and the Depositary’s satisfaction.

7.   CHARGES OF DEPOSITARY.

The Owners, the Beneficial Owners, and persons depositing Shares or surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached as Exhibit B of the Deposit Agreement.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.1 of the Deposit Agreement.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of American Depositary Shares for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the American Depositary Shares so issued are delivered (in the case of American Depositary Shares issuances) and to the person who delivers the American Depositary Shares for cancellation to the Depositary (in the case of American Depositary Shares cancellations).  In the case of American Depositary Shares issued or to be issued in the name of DTC or its nominee, the American Depositary Shares issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the American Depositary Shares from the Depositary or the DTC Participant(s) surrendering the American Depositary Shares to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by such DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the relevant DTC Participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Owners as of the applicable American Depositary Shares record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Owners as of the American Depositary Shares record date established by the Depositary.  For American Depositary Shares issued in the name of DTC or its nominee, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the relevant DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and such DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold American Depositary Shares.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the American Depositary Shares and Receipts issued or outstanding pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the American Depositary Shares and/or Receipts or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Company shall pay to the Depositary only such fees and charges and reimburse the Depositary for only such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary, subject to Section 2.9 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

8.   PRE-RELEASE OF ADSs.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, issue and deliver ADSs prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (“Pre-Release”).  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of ADSs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADS has been Pre-Released.  The Depositary may receive ADSs in lieu of Shares in satisfaction of a Pre-Release.  Notwithstanding any provision to the contrary in the Deposit Agreement or this Receipt, neither the Depositary nor the Custodian shall deliver Shares in any manner or otherwise permit Shares to be withdrawn from the facility created by the Deposit Agreement, except upon the receipt and cancellation of ADSs.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADSs are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or ADSs to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ADSs, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it reasonably deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or ADSs upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.   TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable upon the same terms as a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

10.   VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.   REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission.  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission.

The Depositary shall make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.  The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Company pursuant to Section 5.6 of the Deposit Agreement.

The Depositary shall keep books for the registration and transfers of ADSs and, if applicable, Receipts evidencing ADSs, which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADSs.

The Depositary may close the transfer books, at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties under the Deposit Agreement, and shall do so at the reasonable request of the Company; provided, that any such closing of the transfer books shall be subject to the provisions of Section 2.6 of the Deposit Agreement, which limit the suspension of withdrawals of Shares.

12.   DIVIDENDS AND DISTRIBUTIONS.

Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish an American Depositary Share record date upon the terms described in Section 4.6 of the Deposit Agreement.  As promptly as practicable following receipt by the Depositary or the Custodian of any cash dividend or other cash distribution on any Deposited Securities, or of proceeds from the sale of any Deposited Property held in respect of American Depositary Shares under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the Depositary (pursuant to Section 4.5 of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars on the terms described in Section 4.5 of the Deposit Agreement, (ii) if applicable and unless previously established, establish the American Depositary Share record date upon the terms described in Section 4.6, of the Deposit Agreement and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Owners entitled thereto, as of the American Depositary Share record date in proportion to the number of American Depositary Shares held as of the American Depositary Share record date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Owners on the American Depositary Shares shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of ADSs.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Company shall give notice thereof to the Depositary at least sixty (60) days prior thereto, or within such other time period agreed to by the Company and the Depositary, and shall indicate whether or not it wishes such distribution to be made to Owners of ADSs.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Owners of ADSs, subject to the provisions of Section 4.11 and Section 5.9 of the Deposit Agreement, the Depositary shall, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed pro rata to the Owners entitled thereto, after deduction or upon payment of fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary or the Company reasonably deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution to Owners as a group, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice from the Company, the Depositary shall establish the American Depositary Share record date upon the terms described in Section 4.6 of the Deposit Agreement.  As promptly as practicable following receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9 of the Deposit Agreement, distribute to the Owners as of the American Depositary Share record date in proportion to the number of American Depositary Shares held as of the American Depositary Share record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) payment of the applicable fees and charges of, and expenses incurred by, the Depositary and (b) withholding of any applicable taxes), or (ii) if additional American Depositary Shares are not so distributed, take all actions necessary so that each American Depositary Share issued and outstanding after the American Depositary Share record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld).  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.3 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

13.   CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be promptly distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other equitable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADS or otherwise and shall be net of any reasonable expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license as promptly as practicable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law convertible in whole or in part on a reasonably practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary cannot be obtained in a reasonable amount of time, or if any such approval or license is not obtained within a reasonable period as reasonably determined by the Depositary, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and, to the extent permitted by applicable law, transfer such Dollars to the United States for distribution as promptly as practicable in accordance with the first paragraph of Section 4.5 of the Deposit Agreement and (b) as to the inconvertible balance, if any, (i) if requested by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to such Owner and (ii) if not so requested by an Owner, may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

14.   RIGHTS.

Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Owners of American Depositary Shares.  Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making rights available to any Owners or in disposing of such rights on behalf of any Owners and making, as promptly as practicable, the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner, as promptly as practicable, only upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited, as promptly as practicable, pursuant to Section 2.2 of the Deposit Agreement, and shall, as promptly as practicable, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver ADSs to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article (14), such ADSs shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and practicable to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or practicably make such rights available, and allocate the net proceeds of such sales (net of the fees and charges of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act; provided, that, nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of ADSs requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owner in particular.

15.   RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever reasonably requested by the Company, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions and to act in respect of any other such matter.

16.   VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, distribute to the Owners as of the applicable ADS record date a notice, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the English law and the Articles of Association as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders is by show of hands unless a poll is demanded.  The Depositary will not join in demanding a poll, whether or not requested to do so by Owners of American Depositary Shares.  Under the Articles of Association, a poll may be demanded by the chairman of the meeting.

Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Deposited Securities.  Upon the timely receipt from an Owner of American Depositary Shares as of the American Depositary Shares record date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Owner’s American Depositary Shares as follows:  (i) in the event voting takes place at a shareholders’ meeting by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of Owners of American Depositary Shares who provided voting instructions and (ii) in the event voting takes place at a shareholders’ meeting by poll, the Depositary will instruct the Custodian to vote the Deposited Securities in accordance with the voting instructions received from the Owners of American Depositary Shares, including any instruction to abstain from voting.  If the Depositary does not receive instructions from an Owner as of the American Depositary Shares record date on or before the date established by the Depositary for such purpose (the “Instruction Date”), and voting is by poll, such Owner shall be deemed, and the Depositary shall (unless otherwise specified in the notice distributed to Owners) deem such Owner, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary, and the Depositary shall not itself vote, with respect to any matter to be voted upon as to which the Company informs the Depositary that (A) the Company does not wish such proxy to be given, (B) substantial opposition exists, or (C) such matter prejudices any substantial existing rights of holders of Shares or Other Deposited Securities.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by American Depositary Shares, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein.  If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s American Depositary Shares, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.  Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Owners as of the American Depositary Shares record date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate applicable U.S. laws.  The Company agrees to take any and all actions reasonably necessary and as permitted by English law to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

Although the Depositary shall endeavor, insofar as practicable, to deliver the notice described in the preceding paragraphs reasonably in advance of the Instruction Date, there can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraphs sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraphs.

17.   CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, scheme of arrangement, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Property under the Deposit Agreement, and American Depositary Shares shall thenceforth represent in addition, as the case may be, to the existing Deposited Securities the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence and provided that upon any combination or consolidation of the Deposited Securities, the aggregate amount of American Depositary Shares representing the aggregate amount of Deposited Securities shall be reduced to the extent required in the reasonable judgment of the Company after consultation with the Depositary to maintain the then existing ratio of American Depositary Shares to ADSs.  In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities, and negotiate in good faith to agree any necessary amendment to the Deposit Agreement to give effect to the provisions of Section 4.8 of the Deposit Agreement.

18.   LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any ADS, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any ADS by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners of Receipts, or the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of ADSs, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner of any ADS (including, without limitation, liability with respect to the validity or worth of the Deposited Property), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.   RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use all reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), shall duly assign, transfer and deliver all Depositary’s right, title and interest in the Deposited Property to such successor, and shall deliver to such successor a list of the Owners of all outstanding ADSs.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

20.   AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners.  Owners and Beneficial Owners of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided that any amendment which shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of holders or beneficial owners of American depositary shares issued under the Original Deposit Agreement shall not become effective as to ADSs or Receipts outstanding as of the date hereof until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to Owners of ADSs outstanding as of the date hereof.  Any further amendment of the Deposit Agreement that shall impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners shall not become effective as to ADSs or Receipts outstanding as of the date of such amendment until thirty (30) days after notice of such amendment shall have been given to Owners of ADSs.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.   TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all ADSs then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all ADSs then outstanding if at any time 180 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement.  On and after the date of termination, the Owner of a ADS will, upon (a) surrender of such ADS at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any ADS shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fees and charges of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges).  At any time from the date of termination, the Depositary may sell the Deposited Property then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.   COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.   DISCLOSURE OF BENEFICIAL OWNERSHIP.

Notwithstanding any other provision of the Deposit Agreement to the contrary, each Owner and Beneficial Owner of ADSs agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the United Kingdom Disclosure and Transparency Rules (as amended from time to time and including any statutory modification or re-enactment thereof, the “DTRs”) or the Company’s Memorandum and Articles of Association, as amended from time to time.  Each Owner and Beneficial Owner of ADS acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares that the non-complying Owner or Beneficial Owner holds as shareholder or holds or is deemed to hold through his direct or indirect holding of financial instruments, as provided in the DTRs and the Company’s Memorandum and Articles of Association, as amended from time to time (including, without limitation, the withdrawal of voting rights or, in certain circumstances, in relation to the non-complying Owner, the withholding of any payments, including dividends and payments of a capital nature, in respect of those Shares, voiding any transfers of those Shares, prohibiting the issuance of additional shares by way of rights or bonus entitlement in respect of those Shares and the nullification of any agreement to effect any of the acts subject to the restrictions by virtue of the sanctions).

In addition, each Owner and Beneficial Owner of ADSs agrees to comply with the provisions of the DTRs with regard to the notification to the Company of holdings in Shares, which currently provide, inter alia, that any holder of Shares or other person who holds or is deemed to hold through his direct or indirect holding of financial instruments (within the meaning of the DTRs) 3% or more of the outstanding Shares, or is aware that another person for whom it holds such Shares directly or indirectly has a holding of that amount, must within two United Kingdom trading days after acquiring that holding or becoming so aware (and thereafter in certain circumstances upon any change in that holding amounting to at least one percent (1%) of the outstanding Shares) notify the Company as required by the DTRs.  Each Owner and Beneficial Owner of ADSs acknowledges that it understands that failure to comply with the DTRs in this regard may similarly result in the imposition of the sanctions described in the first paragraph of Section 3.4 of the Deposit Agreement.

In the event that the Company determines that there has been a failure to comply with a Disclosure Notice with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the DTRs by a court or regulatory body of competent jurisdiction or pursuant to the Company’s Memorandum and Articles of Association by the Company, the Company shall so notify the Depositary, giving full details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities.  Except as prohibited by applicable law, the Depositary agrees to use reasonable efforts to comply with any such instructions requesting that the Depositary take the reasonable and practicable actions specified therein to apply such sanctions.

If the Company requests information from the Depositary or the Custodian, as the registered holders of Shares, pursuant to the Company’s Memorandum and Articles of Association or the DTRs, the Depositary agrees to use, and to cause the Custodian to use, reasonable efforts to comply with any reasonable instructions received from the Company requesting the Depositary to take the reasonable actions specified therein to obtain such information.

24.   MAINTENANCE OF RECORDS.

The Depositary agrees to maintain or cause its agents to maintain records of all ADSs surrendered and Deposited Securities withdrawn under Section 2.5 of the Deposit Agreement, substitute Receipts delivered under Section 2.7 of the Deposit Agreement, and of cancelled or destroyed Receipts under Section 2.8 of the Deposit Agreement, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

25.   UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

25.1           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

25.2           (a)  The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or any successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(b)           The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

25.3           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

25.4           The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in section 25.6 below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced.  The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in section 25.6 below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

25.5           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

25.6           (a)The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b)           In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection 25.6-(a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.           Depositary Fees

The Company, the Owners, the Beneficial Owners and the persons depositing Shares or surrendering American Depositary Shares for cancellation agree to pay the following fees of the Depositary:

	Service	Rate	By Whom Paid
(1)	Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2)	Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	Depositary Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

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II.	Charges

Owners, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)          taxes (including applicable interest and penalties) and other governmental charges;

(ii)          such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)          such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Owners and Beneficial Owners of ADSs;

(iv)          the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)          such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts; and

(vi)          the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

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